                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                             (Amendment No. _______)

[X] Filed by registrant

[ ] Filed by a party other than the registrant


Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12


                                  LANGER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                        ---------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
         5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:

         -----------------------------------------------------------------------
         2) Form, schedule or registration statement No.:

         -----------------------------------------------------------------------
         3) Filing party:

         -----------------------------------------------------------------------
         4) Date filed:

         -----------------------------------------------------------------------

                                  LANGER, INC.

                                450 COMMACK ROAD
                         DEER PARK, NEW YORK 11729-4510

                                 April 29, 2003

To Our Stockholders:

         On behalf of your Company's Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders, to be held on Wednesday, June 25, 2003, at 10:00 A.M., local time, at the Company's executive offices at 450 Commack Road, Deer Park, NY 11729-4510.

         The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

         A copy of the Company's Annual Report for the year ended December 31, 2002, is included herewith.

         REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE ANNUAL MEETING.


                                                   Cordially,

                                                    LANGER, INC.


                                                   Andrew H. Meyers
                                                   President and
                                                   Chief Executive Officer

                                  LANGER, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 2003


To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the "Meeting"), of Langer, Inc., a Delaware corporation (the "Company"), which will be held on Wednesday, June 25, 2003 at 10:00 A.M., local time, at the Company's executive offices at 450 Commack Road, Deer Park, NY 11729-4510, for the following purposes:

             1. To elect six members to serve on the Board of Directors until the next annual meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

             2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2003 (Proposal 2); and

             3. To transact such other business as may properly be brought before the Meeting, including proposals to adjourn the meeting.

         Stockholders of record at the close of business on May 5, 2003 shall be entitled to notice of and to vote at the Meeting. A copy of the Annual Report of the Company for the year ended December 31, 2002, is included herewith.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                         By order of the Board of Directors


                                         Steven M. Goldstein
                                         Secretary

April 29, 2003

                                  LANGER, INC.
                                450 COMMACK ROAD
                         DEER PARK, NEW YORK 11729-4510

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS


                                  TO BE HELD ON

                                  JUNE 25, 2003

                                  INTRODUCTION


PROXY SOLICITATION AND GENERAL INFORMATION

         This Proxy Statement and the enclosed form of proxy (the "Proxy Card") are being furnished to the holders of common stock, par value $0.02 per share (the "Common Stock"), of Langer, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Board of Directors") of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, June 25, 2003, at the Company's executive offices at 450 Commack Road, Deer Park, NY 11729-4510, at 10:00 A.M., local time, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the Proxy Card are expected to be sent to Stockholders on or about May 12, 2003.

         At the Meeting, holders of Common Stock (the "Stockholders") will be asked:

             1. To elect six members to serve on the Board of Directors until the next annual meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

             2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2003 (Proposal 2); and

             3. To transact such other business as may properly be brought before the Meeting, including proposals to adjourn the meeting.

         The Board of Directors has fixed the close of business on May 5, 2003 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

         Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named herein (Proposal 1), and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors (Proposal 2). A Stockholder who so desires may revoke its proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Secretary); (ii) duly executing and delivering a proxy bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

         A Stockholder may designate a person or persons other than those persons designated on the Proxy Card to act as the Stockholder's proxy. The Stockholder may use the Proxy Card to give another person authority by striking out the names appearing on the Proxy Card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the Stockholder must present the signed Proxy Card at the meeting in order for the shares to be voted.

         Where the Stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the Stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

         The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote in accordance with their discretion on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE; QUORUM

         Only Stockholders as of the close of business on May 5, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of April 21, 2003, there were 4,377,255 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote. See "Security Ownership of Certain Beneficial Owners and Management." The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of Common Stock entitled to vote constitute a quorum for this Meeting.

REQUIRED VOTES

         The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the approval and ratification of the appointment of independent auditors (Proposal
2).

         Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may exercise their discretion. Shares as to which brokers have submitted executed Proxy Cards but have not exercised discretionary authority or received instructions from beneficial owners are considered "broker non-votes," and, along with Shares as to which a Stockholder abstains from voting, will be counted for purposes of determining whether there is a quorum.

         Votes at the Meeting will be tabulated by an inspector of elections appointed by the Company or the Company's transfer agent. Since the affirmative vote of a plurality of votes cast is required for the election of directors (Proposal 1), abstentions and "broker non-votes" will have no effect on the outcome of such election. Since the affirmative vote of a majority of the votes cast is necessary for the ratification of the appointment of the independent auditors (Proposal 2), abstentions will have the same effect as a negative vote, but "broker non-votes" will have no effect on the outcome of the vote.

PROXY SOLICITATION

         The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from Stockholders by mail, telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

         IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS' INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY PRIOR TO THE VOTE. PLEASE RETURN YOUR EXECUTED PROXY PROMPTLY.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of April 21, 2003, certain information regarding beneficial ownership of our Common Stock by (i) each person or entity who is known to us owning beneficially 5% or more of our Common Stock, (ii) each of our directors and nominees for directors, (iii) each of our executive officers and (iv) all executive officers, directors and nominees for director as a group. Unless otherwise indicated, each of the Stockholders shown in the table has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o 450 Commack Road, Deer Park, New York 11729-4510.



NAME AND ADDRESS                         SHARES BENEFICIALLY OWNED(1)                 PERCENT
Langer Partners LLC                           2,008,523(2)                            39.0 %
Andrew H. Meyers                              1,019,247(3)                            19.8 %
Gregory R. Nelson                               227,721(4)                             4.4 %
Burtt R. Ehrlich                                176,407(4)(5)                          3.4 %
Arthur Goldstein                                 71,120(4)(6)                          1.4 %
Jonathan R. Foster                              128,360(4)                             2.5 %
Thomas Strauss                                   66,667(7)                             1.3
Steven M. Goldstein                              73,006(8)                             1.4 %
Anthony J. Puglisi                               20,000(9)                              *
Ronald E. Buron                                       0                                 *
All officers, directors and nominees as       1,782,528(3 - 9)                        34.6 %
a group (8 persons)

--------------------------------------------------

*    Less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any share of Common Stock that such person has the right to acquire within 60 days.

(2) Includes 100,000 options granted to Kanders & Company, Inc. exercisable immediately. Warren B. Kanders is the sole voting member and sole manager of Langer Partners LLC and the sole Stockholder of Kanders & Company, Inc. Also includes 416,667 shares acquirable upon conversion of the Company's 4% convertible subordinated notes due August 31, 2006 (the "Convertible Notes") held by Langer Partners LLC. The address of Langer Partners LLC is c/o Kanders & Company, Inc., One Pickwick Plaza, Greenwich, Connecticut 06830.

(3) Includes 116,667 shares issuable under stock options exercisable within 60 days.

(4) Includes 30,000 options granted to each of the four outside directors, which are immediately exercisable.

(5) Includes 46,600 shares held in trust, and 8,333 shares acquirable upon conversion of Convertible Notes held in trust, by Mrs. Burtt Ehrlich as Trustee for David Ehrlich, as to which Mr. Ehrlich disclaims beneficial ownership; does not include 33,400 shares, or 8,333 shares acquirable upon conversion of Convertible Notes, held by an adult child of Mr. Ehrlich, as to which Mr. Erhlich disclaims beneficial ownership.

(6) Includes 8,333 shares acquirable upon conversion of Convertible Notes held by Mr. Arthur Goldstein.

(7) Includes 41,667 shares acquirable upon conversion of Convertible Notes held by Mr. Strauss; does not include 41,667 shares acquirable upon conversion of Convertible Notes held by Mrs. Barbara Strauss, wife of Mr. Thomas Strauss, as to which he disclaims beneficial ownership.

(8) Includes 53,334 shares issuable under stock options exercisable within 60 days.

(9) Includes 20,000 shares issuable under stock options exercisable within 60 days.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Company shall have between three and seven directors, with such number to be fixed by the Board of Directors. Effective at the time and for the purposes of the Meeting, the number of directors of the Company, as fixed by the Board of Directors pursuant to the By-laws of the Company, is six.

         Directors of the Company are elected annually at the annual meeting of Stockholders. Their terms of office continue until the next annual meeting of Stockholders and until their successors have been elected and qualified in accordance with the Company's By-laws. There are no family relationships among any of the directors or executive officers of the Company.

         Unless otherwise specified, each proxy received will be voted for the election as directors of the six nominees named below to serve until the next annual meeting of Stockholders and until their successors shall have been duly elected and qualified.

         Each of the nominees has consented to be named as a nominee in the Proxy Statement and to serve as a director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with the By-laws of the Company.

         The following persons have been nominated as directors:

         BURTT R. EHRLICH, 63, has been non-executive Chairman of the Board and a Director of the Company since February 13, 2001. Mr. Ehrlich has been a independent consultant for more than five years. Mr. Ehrlich is a director of two other public companies, Armor Holdings, Inc., which is listed on the New York Stock Exchange, and Clarus Corporation, which is listed on the Nasdaq National Market System.

         ANDREW H. MEYERS, 46, has been the President and Chief Executive Officer and a Director of the Company since February 13, 2001, and was employed by the Company as an advisor to the Board of Directors of the Company from December 28, 2000 until February 13, 2001. Mr. Meyers has been an executive in the orthotics and musculoskeletal industry for more than twenty years. In the two years prior to becoming an advisor to the Board of Directors of the Company, he was an executive officer responsible for marketing, sales and strategic planning for Hanger Orthopedic Group, a national provider of orthotic and prosthetic services, and for more than three years prior to joining Hanger Orthopedic Group, Mr. Meyers was an executive officer responsible for clinical programs, marketing and sales of the Orthotics and Prosthetics Division of NovaCare. Inc.

         JONATHAN R. FOSTER, 45, has been a Director of the Company since February 13, 2001. Mr. Foster has been the President of Howard Capital Management, portfolio managers and financial advisers, since 1994.

         ARTHUR GOLDSTEIN, 71, has been a Director of the Company since February 13, 2001. He is President of AGA Associates, a financial advisory firm which he founded in 1986.

         GREG NELSON, 53, has been a Director of the Company since February 13, 2001. Mr. Nelson is currently a director of BREG, Inc., which he helped co-found in 1990. BREG is a diverse orthopedic company with product lines including cold therapy, pain care products, knee bracing and soft goods.

         THOMAS STRAUSS, 61, has been a director of the Company since June 27, 2002. He has been a principal with Ramius Capital Group, a privately held investment management firm, since 1995. Mr. Strauss is a director of Armor Holdings, Inc., a publicly held company which is listed on the New York Stock Exchange.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.


           INFORMATION CONCERNING MEETINGS OF THE BOARD OF DIRECTORS,
                   BOARD COMMITTEES AND DIRECTOR COMPENSATION

         During the year ended December 31, 2002, the Board of Directors held 3 meetings. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. During the year ended December 31, 2002, all of the directors in office attended all meetings of the Board of Directors and the Committees of the Board of Directors on which they served.


AUDIT COMMITTEE

         The functions of the Audit Committee are, among other things, to consult with the Company's internal accountants and independent auditors to review the Company's financial statements and ascertain compliance with appropriate audit procedures. The Audit Committee consisted of Arthur Goldstein (Chairman), Burtt R. Ehrlich, and Jonathan R. Foster. The members of the Committee are outside directors who meet the independence requirements of
Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met four times during the year ended December 31, 2002. The Audit Committee is governed by a written charter approved by the Board of Directors.


COMPENSATION COMMITTEE

         The Compensation Committee recommends to the Board an overall philosophy and strategy with respect to the compensation of the Company's senior executives to attract and retain highly qualified individuals and provides oversight of the Company' executive compensation plans. The members of the Committee are (except for Mr. Meyers, President and CEO of the Company) outside directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 ("Exchange Act"), and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code ("Code"). The current members of the Compensation Committee are Jonathan R. Foster (Chairman), Andrew H. Meyers, and Greg Nelson. The Compensation Committee does not meet on a regular basis, but only as circumstances require, and did not meet during the year ended December 31, 2002.


NOMINATING COMMITTEE

         The functions of the Nominating Committee are to identify, evaluate and nominate officers and directors of the Company. The Nominating Committee will consider nominees for the Board recommended by stockholders. The names of such nominees should be forwarded to Burtt R. Ehrlich, Chairman of the Nominating Committee, at 450 Commack Road, Deer Park, New York 11729-4510, who will submit them to the committee for its consideration. The Nominating Committee consisted of Burtt R. Ehrlich (Chairman), Jonathan R. Foster, and Andrew H. Meyers. The Nominating Committee did not meet during the year ended December 31, 2002.


COMPENSATION OF DIRECTORS

         Directors who are not executive officers of the Company are compensated through the issuance of stock and stock options. However, during the year ended December 31, 2002, the directors who are not executive officers did not receive any stock or stock options. Mr. Ehrlich also receives annual compensation of $10,000 for his services as non-executive Chairman of the Board. All Directors are reimbursed for their out-of-pocket expenses in connection with their attendance at meetings.


INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         No director, executive officer, or person nominated to become a director or executive officer has, within the last five years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) has been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors);
(iii) has been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) has been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "Commission") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, which judgment or other finding has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of our independent accountants.

         Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on the Company's financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent." The Audit Committee has general oversight responsibility with respect to the Company's financial reporting, and reviews the results and scope of the audit and other services provided by the Company's independent accountants.

         In this context, the Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence.

         Based upon the Audit Committee's discussion with management and with the Company's independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                     Respectfully submitted,

                                     Arthur Goldstein (Chairman)
                                     Burtt R. Ehrlich
                                     Jonathan R. Foster


AUDIT FEES

         The aggregate fees billed by Deloitte & Touche LLP, the Company's independent auditors, for professional services rendered for the audit of the Company's annual financial statements for year ended December 31, 2002 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the year ended December 31, 2002, were $160,630.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         In the year ended December 31, 2002, the Company paid Deloitte & Touche LLP an aggregate of $36,220 for consultations in connection with the selection of a new financial information system.


ALL OTHER FEES

         In addition to the payment indicated in "Financial Information Systems Design and Implementation Fees, in the year ended December 31, 2002, the Company paid Deloitte & Touche LLP the sum of $119,300 for non-audit services in connection with financial and accounting advice regarding two acquisitions and the Company's outstanding convertible notes, and the audit of the Company's 401(k) plan.

         The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the name, age and position of each of the Company's executive officers and significant employees as of April 29, 2003. The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors of the Company.


NAME                                      AGE                           POSITION
----                                      ---                           --------
Burtt R. Ehrlich                          63       Non-executive Chairman of the Board of Directors
Andrew H. Meyers                          46       President and Chief Executive Officer
Anthony J. Puglisi                        54       Vice President and Chief Financial Officer
Steven M. Goldstein                       37       Vice President and Secretary

         See "Election of Directors" for biographical data with respect to Messrs. Ehrlich and Meyers.

         ANTHONY J. PUGLISI has been Vice President and Chief Financial Officer of the Company since April 15, 2002. Prior to joining the Company, Mr. Puglisi was Senior Vice President and Chief Financial Officer of Netrex Corporation, from September 2000 to October 2001. Mr. Puglisi was Executive Vice President and Chief Financial Officer of Olsten Corporation from 1993 to 2000.

         STEVEN M. GOLDSTEIN has been a Vice President and Secretary of the Company since February 13, 2001 and an employee of the Company since December 28, 2000. Mr. Goldstein has been an executive in the orthotics and musculoskeletal industry for more than ten years. From July 1999 until joining the Company, Mr. Goldstein was a Vice President of Clinical Sales and Marketing for Hanger Orthopedic Group, a national provider of orthotic and prosthetic services, and for more than two years prior to joining Hanger Orthopedic Group, Mr. Goldstein was Director of Clinical Sales and Marketing of the Orthotics and Prosthetics Division of NovaCare, Inc.

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and our other most highly compensated executive officers whose annual salary and bonus during 2002 exceeded $100,000 (collectively, the "Named Executive Officers").


                                               ANNUAL COMPENSATION
                             FISCAL                                                      LONG-TERM COMPENSATION:
NAME AND                     YEAR            SALARY        BONUS         OTHER           COMMON STOCK UNDERLYING
PRINCIPAL POSITION           ENDED(5)           $            $             $                  OPTIONS (#)
------------------           --------          --            -             -                  ----------
Andrew H. Meyers             Dec. 31, 2002   173,664       115,000        (4)                        --
  President and Chief        Dec. 31, 2001   145,132        93,000        (4)                        --
  Executive Officer          Feb. 28, 2001     6,731(1)         --        (4)                   175,000

Steven M. Goldstein          Dec. 31, 2002   151,331        60,000                                   --
  Vice President and         Dec. 31, 2001   117,686(2)     30,000        (4)                        --
  Secretary                  Feb. 28, 2001        --            --        (4)                    80,000

Anthony J. Puglisi           Dec. 31, 2002   117,945        25,000        (3)(4)                 90,000
  Vice President and         Dec. 31, 2001        --            --        (3)                        --
  Chief Financial Officer    Feb. 28, 2001        --            --        (3)                        --

Ronald E. Buron              Dec. 31, 2002   122,260            --        (6)                        --
  Vice President of Sales


(1) Mr. Meyers' employment commenced on December 28, 2000 in an unpaid capacity as an advisor to the Board of Directors, and his official duties as President and Chief Executive Officer, and his compensation, commenced on February 13, 2001.

(2)  Mr. Goldstein became an officer of the Company on February 13, 2001.

(3)  Mr. Puglisi's employment commenced April 15, 2002

(4)  Less than 10% of the total annual salary and bonus.

(5)  The fiscal period ended December 31, 2001 is comprised of only ten months.

(6) Mr. Buron's employment with the Company terminated effective December 31, 2002, and all options awarded to Mr. Buron were cancelled in accordance with their terms.

AGGREGATE OPTION EXERCISES IN 2002 YEAR AND 2002 YEAR END OPTION VALUES

         The table below sets forth information regarding unexercised options held by the Company's Named Executive Officers as of December 31, 2002. No options were exercised by the Company's executive officers during the year ended December 31, 2002.


                          NUMBER OF SHARES OF COMMON STOCK UNDERLYING
                             UNEXERCISED OPTIONS AT FISCAL YEAR END      VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
NAME                                                                               AT FISCAL YEAR END (1)
                                EXERCISABLE          UNEXERCISABLE            EXERCISABLE           UNEXERCISABLE
Andrew H. Meyers                  116,667                58,333                $289,918                $144,958
Steven M. Goldstein                53,334                26,666                 132,595                  66,265
Anthony J. Puglisi                     --                90,000                      --                      --
Ronald E. Buron (2)                                                                  --                      --

(1) The closing price of the Company's Common Stock as reported by NASDAQ on December 31, 2002 was $4.01, and the value is calculated on the difference between the option exercise price of in-the-money options and such closing price, multiplied by the number of shares of Common Stock underlying the option.

(2) Mr. Buron's options expired upon his termination of employment, which was effective on December 31, 2002.


EMPLOYMENT AGREEMENTS

         As of December 28, 2000, the Company entered into an Employment Agreement with Andrew H. Meyers that provides that he will serve as President and Chief Executive Officer for a three-year term that will expire December 31, 2003, subject to early termination as described below. The agreement provides for a base salary of $175,000. Mr. Meyers also received options under 1992 Stock Option Plan effective as of December 28, 2000 to purchase 175,000 shares of Common Stock at an exercise price per share equal to $1.525. These options vest over a period of three years from the date of grant. Pursuant to his employment agreement, Mr. Meyers may be entitled, at the discretion of the Compensation Committee of the Board, to participate in the other option plans and other bonus plans the Company has adopted based on his performance and the Company's overall performance. The Company is required to purchase $1 million of life insurance payable to a beneficiary designated by Mr. Meyers. The Company also has the right to purchase $5 million of key-man life insurance on Mr. Meyers' life. A "change in control" of the Company will allow Mr. Meyers to terminate his employment agreement and to receive payment of $300,000 over a period of one year in addition to any accrued but unpaid obligations of the Company, as well as the vesting of all 175,000 options granted to him under the employment agreement. Mr. Meyers will also be entitled to such payment and the acceleration of such vesting on the 175,000 options upon the termination of his employment agreement by the Company without cause. Such 175,000 options will terminate in the event that Mr. Meyers' employment agreement is terminated by the Company for cause. Mr. Meyers has also agreed to certain confidentiality and non-competition provisions and subject to certain exceptions and limitations, to not sell, transfer or dispose of the shares of Common Stock of options for the purchase of Common Stock of the Company owned by him until December 31, 2003.

         As of December 28, 2000, the Company entered into an Employment Agreement with Steven M. Goldstein that provides that he will serve as Vice President for a three-year term expiring December 31, 2003, at a base salary of $140,000 for the first year, $155,000 for the second year and $165,000 for the third year. In addition to his base salary, Mr. Goldstein received options under the 1992 Stock Option Plan effective as of December 28, 2000 to purchase 80,000 shares of Common Stock at an exercise price per share equal to $1.525. These options vest over a period of three years from the date of the grant. Pursuant to his employment agreement, Mr. Goldstein will be entitled, at the discretion of the Compensation Committee of the Board, to participate in the incentive stock option plan and other bonus plans the Company has adopted based on his performance and the Company's overall performance. Additionally, the Agreement provides for a $50,000 signing bonus, of which $30,000 was paid immediately and $20,000 was paid on February 13, 2002, and for a guaranteed minimum bonus of $10,000 per year for each of the three years of the contract, provided that Mr. Goldstein has not voluntarily terminated this Agreement without "Good Reason" or that the Company has not terminated the Agreement for cause. In the event of termination of Mr. Goldstein's employment for Good Reason or disability, all unvested remaining options will vest immediately. Such 80,000 options will terminate in the event that Mr. Goldstein's employment agreement is terminated by the Company for cause. Mr. Goldstein has agreed to certain confidentiality and non-competition provisions, and to not sell, transfer or dispose of the 80,000 options (and underlying shares) granted to him under his employment agreement until December 31, 2003.

         As of April 15, 2002, the Company entered into an Employment Agreement with Anthony J. Puglisi that provides that he will serve as Vice President and Chief Financial Officer of the Company for a three year term expiring April 15, 2005. The agreement provides for a base salary of $175,000. Mr. Puglisi also received options under the Company's 2001 Stock Incentive Plan to purchase 90,000 shares of Common Stock at an exercise price per share equal to $8.07. These options vest over a period of three years from the date of grant. Pursuant to his employment agreement, Mr. Puglisi may be entitled, at the discretion of the Compensation Committee of the Board, to participate in the bonus plan the Company has adopted based on his performance and the Company's overall performance. A "change in control" of the Company will allow Mr. Puglisi to terminate his employment agreement and to receive payment of one year's salary paid over a period of one year in addition to any accrued but unpaid bonus, as well as the vesting of all 90,000 options granted to him under the employment agreement. Mr. Puglisi will also be entitled to such payment and the acceleration of such vesting on the 90,000 options upon the termination of his employment agreement by the Company without cause. Such 90,000 options will terminate in the event that Mr. Puglisi's employment agreement is terminated by the Company for cause. Mr. Puglisi has also agreed to certain confidentiality and non-competition provisions.

         As of December 3, 2001, the Company entered into an employment agreement with Ronald E. Buron that provided that he would serve as Vice President of Sales for a term expiring on December 31, 2004, at an base annual salary of $120,000. Effective December 31, 2002, the Company and Mr. Buron mutually agreed to the terminate such agreement, and to terminate Mr. Buron's position as an officer and employee of the Company. Certain confidentiality and non-competition provisions of the employment agreement remain in full force and effect, and the Company has agreed to pay Mr. Buron severance payments equal to six months' base compensation and to continue the Company's contribution to his health insurance for six months. Under the terms of the employment agreement, Mr. Buron received options under the 2001 Stock Incentive Plan to purchase 75,000 shares of Common Stock at an exercise price equal to $6.50 per share, but such options had not vested prior to Mr. Buron's resignation and are now terminated.

                        REPORT ON EXECUTIVE COMPENSATION
                          BY THE COMPENSATION COMMITTEE


COMPENSATION POLICY

         The Compensation Committee recommends to the Board an overall philosophy and strategy with respect to the compensation of the Company's senior executives to attract and retain highly qualified individuals and provides oversight of the Company' executive compensation plans. In recommending compensation for senior executives of the Company, the Committee considers the contributions to specific corporate objectives of the senior executives, including growth in revenue and earnings, development of new business opportunities, and other strategic factors. The Company's compensation program consists of base salary, bonus and long-term incentive compensation comprised of the award of stock options and restricted stock under the Company's 1992 Stock Option Plan and 2001 Stock Incentive Plan. Compensation decisions, other than base compensation for executive officers with multi-year contracts, are generally made on a calendar year basis. During the year ended December 31, 2002 Mr. Meyers, President and CEO of the Company, was compensated pursuant to his employment agreement with the Company and was awarded a bonus of $115,000 for such year in recognition of his contributions to the growth of the Company.

                                                    Respectfully submitted,

                                                    Jonathan R. Foster
                                                    Andrew H. Meyers
                                                    Greg Nelson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Foster, Meyers, and Nelson served on the Compensation Committee in the year ended December 31, 2002. Mr. Meyers is the Company's President and Chief Executive Officer. During the year ended December 31, 2002, no executive officer of the Company (i) served as a member of the Compensation Committee (or other Board of Directors committee performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as member of the Compensation Committee (or other Board of Directors committee performing similar functions or, in the absence of any such committee, the Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

PERFORMANCE GRAPH

         The following graph compares the performance of an investment of $100 in the Company's Common Stock with the performance of an investment of $100 in
(a) the NASDAQ (U.S.) Index, and (b) the Russell 2000 Index, an index that measures the performance of stocks with small to medium-small market capitalization. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Stock.

         The Company has chosen the Russell 2000 Index as an index of issuers with similar market capitalization because the Company does not believe it can reasonably identify a peer group or applicable published industry or line-of-business index. The Company is not aware of any other publicly held companies that engage only in the Company's line of business. Most of the Company's competitors are regional, privately-held companies, and certain publicly held competitors are engaged in many lines of business in addition to the Company's line of business. The Company, therefore, concluded that there was not a sufficient body of comparable market data for the Company to use as a comparison peer group. Because of the foregoing factors, the Company elected to compare the performance of its stock to the Nasdaq Stock Market (U.S.) Index and the Russell 2000 Index. The Company has used the Nasdaq index in this comparison since 2002, and is using the Russell 2000 Index for the first time this year.

         The graph assumes $100 was invested on February 28, 1997 in stock of the Company, the Nasdaq Stock Market (U.S.) Index and the Russell 2000 and assumes dividends are reinvested for the period from February 28, 1997, through December 31, 2002.

                                     [GRAPH]

         The comparisons in the chart below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

                         12/31/02    12/31/01    2/28/01     2/29/00     2/26/99     2/27/98     2/28/97
                         --------    --------    -------     -------     -------     -------     -------
Langer, Inc.             229         426         286           97        107           81        100
NASDAQ (U.S.)            102         149         164          359        175          135        100
Russell 2000(R)          106         136         132          155        109          128        100


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         CONSULTING AGREEMENT WITH KANDERS & COMPANY, INC. In 2001, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Kanders & Company, Inc., the sole Stockholder of which is Warren B. Kanders, the sole manager and voting member of Langer Partners LLC a principal Stockholder of the Company. The Consulting Agreement provides that during its term Kanders & Company, Inc. will act as a non-exclusive consultant to the Company and will provide the Company with general investment banking and financial advisory services, including assistance in the development of a corporate financing and acquisition strategy. The Consulting Agreement provides for an initial term of three years. Pursuant to the Consulting Agreement, Kanders & Company, Inc. is to receive an annual fee of $100,000, was granted options exercisable immediately ("Consultant's Options") to purchase 100,000 shares of the Company at a price of $1.525 per share, and is to receive reimbursement for out-of-pocket expenses. Under the terms of the Consulting Agreement, the Company has agreed to indemnify Kanders & Company, Inc., against any claims brought against Kanders & Company, Inc., arising out of activities undertaken by Kanders & Company, Inc. at the request of the Company. In addition, the Consulting Agreement provides for separate engagement letters and compensation in connection with specific transactions for which Kanders & Company, Inc. will provide additional services for the Company. During the term of the Consulting Agreement and for a period of one year thereafter, Kanders & Company, Inc., has agreed that it will not solicit or engage in any business competitive with the business of the Company or, subject to certain limitations, invest in or give financial support to any business competitive with that of the Company. In connection with the issuance of the Consultant's Options, the Company granted certain compulsory, demand and "piggy-back" registration rights with respect to the securities issuable upon exercise of the Consultant's Options. The Consultant's Registration Rights Agreement contains certain covenants and agreements customary for such agreements, including an agreement by the Company to indemnify Kanders & Company, Inc. from certain liabilities under the Securities Act in connection with the registration of the securities underlying the Consultant's Options.

         LOAN TO STEVEN M. GOLDSTEIN. In April 2002, the Company made a full-recourse secured two-year term loan to Mr. Steven M. Goldstein, a Vice President and the Secretary of the Company, in the principal sum of $21,000, which bears interest at the rate of 4% per year, compounded quarterly. Interest and principal are payable in full on the due date, April 3, 2004. The loan is secured by a pledge of all Company Common Stock now owned or hereafter acquired by Mr. Goldstein. At the present time, Mr. Goldstein owns 19,672 shares of the Company's Common Stock and has options to acquire an additional 80,000 shares of Common Stock. The loan may be prepaid in whole or in part at any time by Mr. Goldstein without penalty and must be repaid upon termination of his employment with the Company or the sale of any shares of the Company's Common Stock owned by Mr. Goldstein, to the extent of the proceeds received upon any such sale.


                                   PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche LLP has audited the financial statements of the Company for the year ended December 31, 2002. The Board of Directors desires to continue the services of Deloitte & Touche LLP for the year ended December 31, 2003. Accordingly, the Board of Directors will recommend to the Meeting that the Stockholders ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP to audit the financial statements of the Company for the current year ending December 31, 2003. Representatives of that firm are expected to be present at the Meeting, shall have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event the Stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and any persons who own more than 10% of the Company's capital stock to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of the Company's capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in the Company's capital stock during the year ended December 31, 2002 were timely filed with the Commission and NASDAQ, other than the Form 3, Initial Statement of Beneficial Ownership of Securities, of Mr. Thomas Strauss, which was untimely filed, but no transactions in the securities of the Company were unreported or untimely reported.


ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2002, is being mailed to Stockholders along with this Proxy Statement. Any Stockholder who has not received a copy of the Annual Report to Stockholders and wishes to do so should contact the Company's Secretary by mail at the address set forth in the Notice of Annual Meeting or by telephone at
(631) 667-1200.


FORM 10-K

         The Company will provide, without charge, to each Stockholder as of the Record Date, on the written request of the Stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Stockholders should direct the written request to the Company's Secretary by mail at the address set forth in the Notice of Annual Meeting.


PROPOSALS BY STOCKHOLDERS

         Any proposal of a Stockholder intended to be presented at the annual meeting of Stockholders to be held in 2004 must be received by the Company no later than February 25, 2004, to be considered for inclusion in the Proxy Statement and form of proxy for the 2004 annual meeting. Proposals must comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.


                                       FOR THE BOARD OF DIRECTORS


                                       STEVEN M. GOLDSTEIN, SECRETARY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                  LANGER, INC.


                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 25, 2003

         The undersigned hereby appoints Andrew H. Meyers and Anthony J. Puglisi as proxies, each with full power of substitution, and hereby authorizes them to appear and vote, as designated below, all shares of Common Stock of Langer, Inc., held of record by the undersigned on May 5, 2003, at the Annual Meeting of Stockholders to be held on June 25, 2003, and any adjournments or postponements thereof, and in their discretion upon any and all other matters which may properly be brought before the meeting or any adjournments or postponements thereof, and hereby revokes all earlier proxies of the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

                         (To be Signed on Reverse Side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                  LANGER, INC.

                                  JUNE 25, 2003


[X] Please mark your votes
    as in this example.

                             FOR all nominees                   WITHHOLD
                             listed at right                   AUTHORITY
                         (except as marked to the       to vote for all nominees
                             contrary below)                listed at right
1. ELECTION                        [/]                            [/]               Nominees:         Burtt R. Ehrlich
   OF                                                                                                 Andrew H. Meyers
   DIRECTORS                                                                                          Jonathan R. Foster
                                                                                                      Arthur Goldstein
                                                                                                      Greg Nelson
                                                                                                      Thomas W. Strauss
[ ]
-------------------------------------------------------------------------------------------------
 (Instruction: To withhold authority to vote for any of the above listed nominees, write that nominee's name on the line above or strike a line through that individual's name.)


Proposal
--------

                                             FOR         AGAINST         ABSTAIN


2. APPROVAL OF INDEPENDENT AUDITORS          [ ]           [ ]             [ ]

IIn their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

                           AUTHORITY IS:             GRANTED  WITHHELD

                                                       [ ]      [ ]


PLEASE DATE, SIGN AND RETURN THIS PROXY.

THANK YOU.


Signature of Stockholder(s)                                Dated:
                           -----------------------------         ---------------

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.